Exhibit 5.1

Tel 713.758.2222 Fax 713.758.2346

December 11, 2015

Calumet Specialty Products Partners, L.P.

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

Ladies and Gentlemen:

We have acted as counsel to:

(a)	the following entities collectively referred to herein as the “Issuers”:

(i)	Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”); and

(ii)	Calumet Finance Corp., a Delaware corporation and wholly owned subsidiary of the Partnership; and

(b)	the following entities collectively referred to herein as the “Guarantors”:

(i)	Calumet Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership;

(ii)	Calumet LP GP, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(iii)	Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership and indirect wholly owned subsidiary of the Partnership (“Calumet Lubes”);

(iv)	Calumet Shreveport Lubricants & Waxes, LLC, an Indiana limited liability company and indirect wholly owned subsidiary of the Partnership (“Shreveport Lubes”);

(v)	Calumet Shreveport Fuels, LLC, an Indiana limited liability company and indirect wholly owned subsidiary of the Partnership (“Shreveport Fuels” and, together with Calumet Lubes and Shreveport Lubes, the “Indiana Guarantors”);

(vi)	Calumet Sales Company Incorporated, a Delaware corporation and indirect wholly owned subsidiary of the Partnership;

(vii)	Calumet Penreco, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(viii)	Calumet Superior, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(ix)	Calumet Missouri, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(x)	Calumet Montana Refining, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

Calumet Specialty Products Partners, L.P. December 11, 2015 Page 2

(xi)	Royal Purple, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(xii)	Calumet Packaging, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership (“Calumet Packaging”);

(xiii)	Calumet San Antonio Refining, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership (“Calumet San Antonio”);

(xiv)	Calumet North Dakota, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership (“Calumet North Dakota”);

(xv)	Bel-Ray Company, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership (“Bel-Ray”);

(xvi)	Kurlin Company, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership (“Kurlin”);

(xvii)	Weld Corporation, a New Jersey corporation and indirect wholly owned subsidiary of the Partnership (the “New Jersey Guarantor”);

(xviii)	Anchor Drilling Fluids USA, Inc., an Oklahoma corporation and indirect wholly owned subsidiary of the Partnership (the “Oklahoma Guarantor”);

(xix)	ADF Holdings, Inc., a Delaware corporation and indirect wholly owned subsidiary of the Partnership (“ADF”); and

(xx)	Anchor Oilfield Services, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership (“Anchor Oil”)

with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed on the date hereof by the Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (1) the offer and exchange (the “Exchange Offer”) by the Issuers of $325,000,000 aggregate principal amount of 7.75% Senior Notes due 2023 (the “Old Notes”) for a new series of notes in like principal amount and bearing substantially identical terms (the “New Notes”) and (2) guarantees of the New Notes by the Guarantors (the “Guarantees”).

The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of March 27, 2015, by and among the Issuers, certain of the Guarantors and Wilmington Trust, National Association, as Trustee (as it may be amended from time to time, the “Indenture”). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion letter is an exhibit.

Calumet Specialty Products Partners, L.P. December 11, 2015 Page 3

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, (iii) the opinion of Barnes & Thornburg LLP, special counsel to the Issuers and the Indiana Guarantors with respect to the State of Indiana, dated December 11, 2015, provided in connection with the Registration Statement, (iv) the opinion of Crowe & Dunlevy, A Professional Corporation, special counsel to the Issuers and the Oklahoma Guarantor with respect to the State of Oklahoma, dated December 11, 2015, provided in connection with the Registration Statement, (v) the opinion of Lowenstein Sandler LLP, special counsel to the Issuers and the New Jersey Guarantor with respect to the State of New Jersey, dated December 11, 2015, provided in connection with the Registration Statement and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion expressed below. In connection with the opinion expressed below, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Based on the foregoing, we are of the opinion that, when the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, (i) such New Notes will be legally issued and will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, and (ii) the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except in each case under such clauses (i) and (ii) as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors’ rights generally and general principles of equity.

We express no opinion concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of Delaware, including without limitation the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the Constitution of the State of Delaware, and the laws of the States of New York, in each case including the applicable statutory provisions to these laws, the rules and regulations underlying such provisions, and the applicable judicial and regulatory determinations interpreting these laws. With respect to the laws of the state of Indiana, Oklahoma and New Jersey, the opinions expressed herein are subject to the same qualifications, assumptions and limitations as are set forth in the opinions given by counsel Barnes & Thornburg LLP, Crowe & Dunlevy, A Professional Corporation and Lowenstein Sandler LLP, which are filed as Exhibits 5.2, 5.3 and 5.4, respectively, to the Registration Statement. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.